A special meeting of each fund's shareholders was held on July 7, 2005. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Trust Instrument to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval. A
	# of Votes	% of Votes
Affirmative	7,432,446,265.14	72.380
Against	2,095,985,745.90	20.412
Abstain	737,730,848.02	7.184
Broker Non-Votes	2,440,842.00	.024
TOTAL	10,268,603,701.06	100.000
PROPOSAL 2
To elect a Board of Trustees. A
	# of Votes	% of Votes
Laura B. Cronin
Affirmative	9,433,632,937.30	91.869
Withheld	834,970,763.76	8.131
TOTAL	10,268,603,701.06	100.000
Dennis J. Dirks
Affirmative	9,451,240,410.37	92.040
Withheld	817,363,290.69	7.960
TOTAL	10,268,603,701.06	100.000
Robert M. Gates
Affirmative	9,442,160,160.14	91.952
Withheld	826,443,540.92	8.048
TOTAL	10,268,603,701.06	100.000
George H. Heilmeier
Affirmative	9,447,197,147.00	92.001
Withheld	821,406,554.06	7.999
TOTAL	10,268,603,701.06	100.000
Abigail P. Johnson
Affirmative	9,419,182,097.77	91.728
Withheld	849,421,603.29	8.272
TOTAL	10,268,603,701.06	100.000
Edward C. Johnson 3d
Affirmative	9,411,124,477.66	91.650
Withheld	857,479,223.40	8.350
TOTAL	10,268,603,701.06	100.000
Marie L. Knowles
Affirmative	9,445,130,249.15	91.981
Withheld	823,473,451.91	8.019
TOTAL	10,268,603,701.06	100.000
Ned C. Lautenbach
Affirmative	9,450,630,424.51	92.034
Withheld	817,973,276.55	7.966
TOTAL	10,268,603,701.06	100.000
Marvin L. Mann
Affirmative	9,445,052,150.27	91.980
Withheld	823,551,550.79	8.020
TOTAL	10,268,603,701.06	100.000
William O. McCoy
Affirmative	9,446,677,727.49	91.996
Withheld	821,925,973.57	8.004
TOTAL	10,268,603,701.06	100.000
Robert L. Reynolds
Affirmative	9,440,185,731.56	91.933
Withheld	828,417,969.50	8.067
TOTAL	10,268,603,701.06	100.000
Cornelia M. Small
Affirmative	9,443,050,541.66	91.960
Withheld	825,553,159.40	8.040
TOTAL	10,268,603,701.06	100.000
William S. Stavropoulos
Affirmative	9,445,715,319.60	91.986
Withheld	822,888,381.46	8.014
TOTAL	10,268,603,701.06	100.000
Kenneth L. Wolfe
Affirmative	9,447,661,617.59	92.005
Withheld	820,942,083.47	7.995
TOTAL	10,268,603,701.06	100.000
A Denotes trust-wide proposals and voting results.